SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Commission file number: 333-220497	(Rangers Sub I, LLC)
Commission file number: 333-39595-01	(FelCor Lodging Limited Partnership)

Date of Report (Date of earliest event reported): November 9, 2017

RANGERS SUB I, LLC

FELCOR LODGING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	(Rangers Sub I, LLC)	30-1001580
Delaware	(FelCor Lodging Limited Partnership)	75-2544994
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers of Rangers Sub I, LLC

On November 9, 2017, RLJ Lodging Trust, L.P. (“RLJ LP”), being the sole member of Rangers Sub I, LLC ( “Rangers Sub”), removed all existing officers of Rangers Sub and appointed the following individuals (collectively, the “Appointed Officers”) to the offices of Rangers Sub set forth opposite their names:

Ross H. Bierkan                                   President and Chief Executive Officer

Leslie D. Hale                                       Executive Vice President, Chief Financial Officer and Treasurer

Chris Gormsen                                     Chief Accounting Officer

Appointment of Officers of Rangers General Partner, LLC

On November 9, 2017, RLJ LP, being the sole member of Rangers General Partner, LLC (“Rangers GP”), the general partner of FelCor Lodging Limited Partnership, removed all existing officers of Rangers GP and appointed the following individuals (collectively, the “Appointed Officers”) to the offices of Rangers GP set forth opposite their names:

Ross H. Bierkan                                   President and Chief Executive Officer

Leslie D. Hale                                       Executive Vice President, Chief Financial Officer and Treasurer

Chris Gormsen                                     Chief Accounting Officer

Mr. Bierkan, 57, has served as the President and Chief Executive Officer of RLJ Lodging Trust (“RLJ”), and as a member of the Board of Trustees of RLJ, since July 2016, and served as Interim President and Interim CEO from May 2016 until July 2016. Mr. Bierkan has also served as the Chief Investment Officer of RLJ since its formation in 2011. Mr. Bierkan served as a Principal and Executive Vice President of RLJ Development, LLC from 2000 until the formation of RLJ. In this capacity he was responsible for overseeing approximately $5.0 billion of real estate acquisitions. Previously, Mr. Bierkan was an original member of The Plasencia Group, a hospitality transaction and consulting group, and from 1993 to 2000 served as its vice president, with responsibility for providing market studies, property analyses and investment sales for institutional hotel owners. Prior to joining The Plasencia Group, Mr. Bierkan worked with Grubb and Ellis Real Estate, a commercial real estate brokerage firm. From 1982 to 1988, he held various operational and sales management positions for Guest Quarters Hotels (now the Doubletree Guest Suites).  Mr. Bierkan also serves on the owner advisory council for Hyatt House Hotels and serves as president of the advisory council for Springhill Suites by Marriott. He is on the board of directors of the American Hotel & Lodging Association and is a member of the Industry Real Estate Financing Advisory Council (IREFAC). Mr. Bierkan received his Bachelor of Arts degree from Duke University.

Ms. Hale, 45, has served as the Executive Vice President and Chief Financial Officer of RLJ since February 2013. Prior to this, Ms. Hale served as Chief Financial Officer and Senior Vice President of Real Estate and Finance of RLJ Development from 2007 until the formation of RLJ, when she became RLJ’s Chief Financial Officer and Senior Vice President. She previously was the Vice President of Real Estate and Finance for RLJ Development from 2006 to September 2007 and Director of Real Estate and Finance from 2005 until her 2006 promotion. In these positions, Ms. Hale was responsible for the finance, tax, treasury and portfolio management functions as well as executing all real estate transactions. From 2002 to 2005, she held several positions within the global financial services division of General Electric Corp., including as a vice president in the business development group of GE Commercial Finance, and as an associate director in the GE Real Estate strategic capital group. Prior to that, she was an investment banker at Goldman, Sachs & Co. Ms. Hale received her Bachelor of Business Administration degree from Howard University and her Master of Business Administration degree from Harvard Business School. On January 12, 2015, Ms. Hale was elected to the board of directors of Macy’s Inc. (NYSE: M). She also is a member of the Howard University Board of Trustees.

Mr. Gormsen, 42, has served as Chief Accounting Officer of RLJ since January, 2013. Prior to joining RLJ, Mr. Gormsen served as a senior manager in the audit practice of PricewaterhouseCoopers LLP, where from August 2002 through December 2012 he managed audit and non-audit engagements for hospitality and real estate clients. Mr. Gormsen received his Bachelor of Arts degree in Economics from the University of California, Berkeley and is a Certified Public Accountant.

There are no family relationships between any of the Appointed Officers and any executive officer of Rangers Sub or Rangers GP, and none of the Appointed Officers have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Appointed Officers were not appointed pursuant to any arrangement or understanding between them and any other person.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGERS SUB I, LLC

November 13, 2017	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel

FELCOR LODGING LIMITED PARTNERSHIP

	By:	Rangers General Partner, LLC,
its General Partner

November 13, 2017	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel